Exhibit 99.1

EVTV Files Corporate Name Change to Azio AI Following Completed Merger;

Announces $27.9 Million AI Infrastructure Hosting Agreement with Power

Champion, Scalable to 12 MW Under Contracted Expansion Rights

Agreement establishes the Company's first long-term contracted AI hosting relationship — initial 3.1 MW GPU deployment expected to generate approximately $27.9 million in capacity reservation charges, with expansion rights up to 12 MW representing a potential total contract value of approximately $100 million

HOUSTON, July 09, 2026 –– Envirotech Vehicles, Inc. (NASDAQ: EVTV) (“EVTV” or the “Company”) today announced that its corporate name change to Azio AI, Inc. has been filed and becomes effective Friday, July 10, 2026, with the corresponding ticker symbol change pending confirmation — completing the Company's transformation into a dedicated AI infrastructure platform following the closing of the Azio AI merger. The Company also announced that it has entered into a power purchase and AI infrastructure hosting agreement with Power Champion Investment Limited (“Power Champion”) representing an expected total of approximately $27.9 million in capacity reservation charges over the initial contract term and establishing the Company's first long-term contracted AI hosting relationship.

Corporate Name Change to Azio AI, Inc.

Following the closing of the Company's merger with Azio AI, the Company has filed to formally change its corporate name from Envirotech Vehicles, Inc. to Azio AI, Inc. The name change will become effective on Friday, July 10, 2026. The corresponding change to the Company's ticker symbol remains subject to confirmation, and the Company will announce the new ticker symbol and its effective trading date, together with any related CUSIP updates, promptly upon receipt of confirmation. Until that time, the Company's common stock will continue to trade on Nasdaq under the symbol “EVTV.” Management believes the new corporate identity reflects the Company's strategic evolution into an integrated AI infrastructure platform spanning AI data center development, enterprise GPU compute, digital power solutions and infrastructure services.

$27.9 Million AI Infrastructure Hosting Agreement

Power Champion has placed an initial deposit under the agreement, and the Company expects to provide approximately 3.1 megawatts (MW) of contracted hosting capacity, together with power delivery, fiber connectivity, remote operations, technical support and related infrastructure services. The agreement also provides Power Champion with expansion rights that could increase the deployment to as much as 12 MW, subject to future customer requirements, site availability, infrastructure readiness and the terms of the agreement.

Based on the initial contracted capacity, the Company expects the agreement to generate approximately $27.9 million in capacity reservation charges over the initial contract term, before electricity sales and additional infrastructure services. If Power Champion exercises its expansion rights in full and the deployment is increased to 12 MW, the Company estimates the total potential contract value could increase to approximately $100 million, before electricity sales and additional infrastructure services; however, no assurance can be given that any expansion rights will be exercised or that any additional capacity will be deployed. Additional terms of the agreement will be described in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission.

Building the Infrastructure That Enables AI

Artificial intelligence is no longer defined solely by advances in software or computing hardware. As enterprise adoption accelerates, organizations increasingly require the power, connectivity, hosting, operational support, and digital infrastructure necessary to deploy AI reliably and at scale. Management believes artificial intelligence is creating one of the largest digital infrastructure investment opportunities of the coming decade as enterprise demand shifts from computing hardware alone toward fully integrated infrastructure capable of supporting AI at scale.

The Company is positioning its business to meet that demand by integrating AI hosting, digital power, enterprise GPU compute, high-performance data center infrastructure, fiber connectivity, and managed technical services into a unified commercial offering designed to generate long-term recurring revenue. The Power Champion agreement represents an important step in executing that strategy.

Artificial intelligence may be powered by software. It is enabled by infrastructure. The Company — soon to operate as Azio AI, Inc. — is building the infrastructure businesses need to deploy AI reliably, efficiently, and at enterprise scale.

Strategic Highlights

Strategic Advantage	Strategic Impact
Corporate Name Change to Azio AI, Inc.	Filed and effective Friday, July 10, 2026, unifying the Company's identity around its AI infrastructure platform; ticker symbol change pending confirmation.
First Long-Term Contracted AI Hosting Relationship	Establishes long-term contracted recurring revenue visibility and demonstrates commercial execution of the Company's AI infrastructure strategy.
Initial 3.1 MW Deployment	Power Champion to host GPU infrastructure at a Company data center site, converting available power and site capacity into contracted revenue.
Approximately $27.9 Million Initial Reservation Revenue Opportunity	Expected reservation revenue over the initial contract term, before electricity sales and additional infrastructure services.
Expansion Rights to 12 MW

Provides embedded opportunity for future organic growth; if exercised in full, estimated total potential contract value of approximately $100 million, before electricity sales and additional infrastructure services. No assurance can be given that any expansion rights will be exercised.

Multiple Recurring Revenue Streams	Revenue opportunities include hosting, power delivery, fiber connectivity, remote operations, technical support, and infrastructure services.
Initial Customer Deposit Received	Reflects customer commitment and commercial execution.

Building a Recurring AI Infrastructure Revenue Platform

The Power Champion agreement represents more than a single customer deployment. It demonstrates the Company's strategy of converting digital infrastructure assets into long-term contracted revenue through enterprise AI hosting, power delivery, connectivity, and infrastructure services — expanding beyond GPU-related equipment sales into recurring AI infrastructure, power and data center operations. Rather than competing within a single segment of the AI value chain, the Company is building an integrated AI infrastructure business designed to support enterprise customers across multiple infrastructure requirements while creating diversified, long-term recurring revenue opportunities.

Management believes this commercial model strengthens customer relationships, improves infrastructure utilization, and establishes a framework for future expansion as enterprise demand for AI infrastructure continues to grow. The Company expects the Power Champion agreement to serve as a foundation for additional customer deployments as it expands its AI infrastructure footprint under the Azio AI name. Future deployments remain subject to customer demand, available site capacity, infrastructure readiness, financing, regulatory requirements and other customary business conditions.

Management Commentary

“Artificial intelligence is transforming industries around the world, but AI cannot scale without the infrastructure required to support it,” said Chris Young, Chief Executive Officer. “This is a defining moment for our company. With the merger complete and our name change to Azio AI, Inc. taking effect this Friday, we are unifying our identity around the business we are building: a scalable AI infrastructure platform. Announcing our first long-term contracted AI hosting relationship — an approximately $27.9 million agreement — at the same time demonstrates that this strategy is already converting into contracted, recurring revenue.”

“Power Champion's commitment and deposit reflect growing demand for reliable AI infrastructure capacity,” Mr. Young continued. “In addition to supplying GPU systems, we are developing long-term recurring revenue through hosting, power and infrastructure services. Our objective is to convert available power and site capacity into recurring contracted revenue while building a platform that can scale with enterprise GPU deployments over time.”

About Envirotech Vehicles, Inc.

Envirotech Vehicles, Inc. (Nasdaq: EVTV) is a technology infrastructure company focused on developing, owning, and operating artificial intelligence data centers, enterprise GPU compute infrastructure, digital power solutions, and digital asset mining operations. Following its acquisition of Azio AI, the Company operates an integrated AI infrastructure business encompassing AI data center development, the sale and distribution of enterprise GPU systems and server infrastructure, high-performance computing solutions, power hosting, and strategic technology investments, serving enterprise and institutional customers across domestic and international markets. Through this diversified AI infrastructure strategy, the Company is positioned to capitalize on the rapidly expanding global demand for AI infrastructure, compute capacity, digital power, and next-generation AI technologies.

For more information please visit: www.azioai.ai and for potential partnerships contact: AI@PhoenixMGMTconsulting.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by words such as “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “project,” “intend,” “continue,” “potential,” “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements include statements regarding the anticipated effectiveness and timing of the Company's corporate name change and the anticipated timing and confirmation of any related ticker symbol or CUSIP updates; the expected capacity, revenue, reservation charges and services under the Power Champion agreement, including any exercise of expansion rights; the Company's ability to capitalize on accelerating demand for AI infrastructure, enterprise GPU compute, digital power solutions, data center development, and digital asset infrastructure; the Company's plans to continue expanding its digital infrastructure platform through AI data center development, enterprise GPU compute solutions, power hosting services, digital asset mining operations, strategic infrastructure investments, and additional commercial partnerships; the Company's ability to maximize utilization of its power resources while creating multiple long-term revenue opportunities; the ability to continue deploying modular digital infrastructure at the Company's South Texas site; the anticipated deployment and scaling of NVIDIA B200 and B300 GPU systems; the ability to advance and execute against the Company's commercial infrastructure pipeline; the anticipated development of the Company's footprint; the ability to monetize power assets across multiple complementary revenue streams, including AI data centers, enterprise compute infrastructure, power hosting, and digital asset mining operations; customer demand for AI infrastructure, enterprise compute, and digital infrastructure; the Company's ability to build a scalable platform designed to serve that demand and create long-term shareholder value; and the Company's broader business strategy and long-term growth objectives.

These statements are based on current expectations and assumptions that involve risks and uncertainties that could cause actual results to differ materially. Most of these factors are outside the Company's control and are difficult to predict. Factors that may affect actual results include, but are not limited to, the risk that the name change or the related ticker symbol change does not become effective on the anticipated timeline or at all, the Company's limited operating history within AI infrastructure and compute operations, project scope, engineering challenges, supply chain constraints, installation timelines, energy availability, finalization of site usage rights, regulatory considerations, equipment performance, ability to raise capital required for expansion activities, changes in digital asset markets, evolving compute demand, market conditions, the Company's ability to successfully integrate the combined business following the completion of the merger, the risk that the anticipated benefits and synergies of the merger are not realized, the risk of unexpected costs, charges, or expenses resulting from or relating to the merger, potential adverse reactions or changes to business relationships resulting from the completion of the merger, risks related to the diversion of management's attention from ongoing business operations during the post-closing integration period, the risk that required stockholder approval for the conversion of preferred stock issued in the merger as required by rules of The Nasdaq Stock Market LLC (the “Conversion Proposal”) is not obtained, and additional risks and uncertainties described in the Company's most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the SEC, which are available at www.sec.gov. The Company undertakes no obligation to update forward-looking statements except as required by law.

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